Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Immatics N.V. of our report dated March 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Immatics N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023.

Stuttgart, Germany

July 22, 2024

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefanie Fink Wirtschaftsprüferin (German Public Auditor)	/s/ Jens Rosenberger Wirtschaftsprüfer (German Public Auditor)